EXHIBIT 12

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

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                                                                     EXHIBIT 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)

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
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                                                      May 28,      May 30,      May 31,      May 25,      May 26,
                                                       2000         1999         1998         1997         1996
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
Consolidated Earnings from Operations
   before Restructuring and Asset
   Impairment Expense or (Credit), Net,
   and Income Taxes.................................$ 267,976    $ 207,414    $ 153,672    $  75,401    $ 188,718
Plus Fixed Charges..................................   43,833       39,929       38,569       39,582       40,822
Less Capitalized Interest...........................   (1,910)        (593)      (1,018)        (739)      (2,007)
                                                    ---------    ---------    ---------    ---------    ---------

Consolidated Earnings from Operations
   before Restructuring and Asset Impairment
   Expense or (Credit), Net, and Income Taxes
   Available to Cover Fixed Charges.................$ 309,899    $ 246,750    $ 191,223    $ 114,244    $ 227,533
                                                    =========    =========    =========    =========    =========

Ratio of Consolidated Earnings to Fixed
   Charges..........................................     7.07         6.18         4.96         2.89         5.57
                                                    =========    =========    =========    =========    =========

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